Exhibit 99.1

Ciphergen Biosystems, Inc.
6611 Dumbarton Circle
Fremont, California 94555
Toll-free: +1 888 864 3770
Tel: +1 510 505 2100
Fax: +1 510 505 2101
www.ciphergen.com

PRESS RELEASE

For Immediate Release:

Ciphergen Biosystems, Inc.

Sue Carruthers

Investor Relations

(510) 505 2233

Ciphergen Announces Receipt of Deficiency Notification from Nasdaq

Fremont, CA, January 13, 2006 — Ciphergen Biosystems, Inc. (Nasdaq: CIPHE) announced today that on January 9, 2006, the Nasdaq Listings Qualification Department (“Nasdaq”) notified Ciphergen Biosystems, Inc. (the “Company”) that it believes that the Company has failed to comply with the continued listing requirements of The Nasdaq National Market because the Company did not file a listing notification form or obtain shareholder approval for the July 22, 2005 sale and issuance to Quest Diagnostics Incorporated (“Quest”) of 6,225,000 shares of the Company’s Common Stock and a warrant (the “Warrant”) to purchase additional shares of the Company’s Common Stock pursuant to Rules 4350(i)(1)(B) and 4310(c)(17) of the Nasdaq Marketplace Rules.  Nasdaq indicated that it believes the July 22, 2005 transaction with Quest constituted a change of control which required shareholder approval because the number of shares purchased by Quest, together with the number of shares potentially issuable upon exercise of the Warrant, could exceed 20% of the total number of outstanding shares of Common Stock of the Company.  The Company disagrees with the determination by Nasdaq that this transaction constitutes a change of control and has executed an agreement with Quest clarifying that the total number of shares of Common Stock purchased pursuant to the transaction and issuable upon exercise of the Warrant will at no time exceed 20% of the total number of outstanding shares of Common Stock of the Company (provided that Quest may, prior to or concurrently with the exercise of the Warrant, sell such number of shares of the Company’s Common Stock that, after the exercise of the Warrant and such sale of shares, Quest would not own more than 19.9% of the Company’s Common Stock).  The Company believes that execution of the agreement with Quest will satisfy the issues raised by Nasdaq.  The Company is filing the Nasdaq listing notification form.

Pursuant to Nasdaq Marketplace Rule 4804(c), the Company was provided until January 17, 2006, to present its views in writing to Nasdaq, which the Company intends to do.  The January 9, 2006 notice is in addition to the Nasdaq notice disclosed in the Company’s Form 8-K filed with the Securities and Exchange Commission on December 6, 2005, which listed the failure to maintain a minimum market value of at least $50,000,000 for the Company’s listed securities for 10 consecutive business days, as required by the Nasdaq National Market’s Continued Listing Standard

2, as the reason for delisting.  As reported in the Company’s Form 10-Q for the period ended September 30, 2005, the Company’s stockholders’ equity exceeds the $10,000,000 stockholders’ equity requirement set forth in the Nasdaq National Market’s Continued Listing Standard 1, which should obviate the Company’s obligation to regain compliance with the $50,000,000 requirement for the market value of listed securities set forth in Continued Listing Standard 2.

About Ciphergen

Ciphergen is dedicated to the discovery of protein biomarkers and panels of biomarkers and their development into protein molecular diagnostic tests that improve patient care; and to providing collaborative R&D services through its Biomarker Discovery Center® laboratories for biomarker discovery for new diagnostic tests as well as pharmacoproteomic services for improved drug toxicology, efficacy and theranostic assays. Ciphergen develops, manufactures and markets a family of ProteinChip® Systems and services for clinical, research and process proteomics applications. ProteinChip Systems enable protein discovery, validation, identification and assay development to provide researchers with predictive, multi-marker assay capabilities and a better understanding of biological function at the protein level. Additional information about Ciphergen can be found at www.ciphergen.com.

Safe Harbor Statement

Note Regarding Forward-Looking Statements: This press release contains forward-looking statements. For purposes of the Private Securities Litigation Reform Act of 1995 (the “Act”) Ciphergen disclaims any intent or obligation to update these forward-looking statements, and claims the protection of the Safe Harbor for forward-looking statements contained in the Act. Examples of such forward-looking statements include Ciphergen’s proposed appeal to the Nasdaq Listing Qualifications Panel and Ciphergen’s belief that the Company meets Nasdaq National Market’s Continued Listing Standard 1 and that its Common Stock will not be delisted,.  Actual results may differ materially from those projected in such forward-looking statements due to the fact that there is no guarantee that the Nasdaq Listing Qualifications Panel will agree with Ciphergen’s position in order to prevent Ciphergen’s stock from being delisted.

###

Ciphergen, ProteinChip and Biomarker Discovery Center are registered trademarks of Ciphergen Biosystems, Inc.